Exhibit 99.1

TILTAN SOFTWARE ENGINEERING LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

TILTAN SOFTWARE ENGINEERING LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

Somekh Chaikin

8 Hartum Street, Har Hotzvim

PO Box 212

Jerusalem 9100102, Israel

+972 2 5312000

Independent Auditors’ Report

To the Stockholders of Tiltan Software Engineering Ltd.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Tiltan Software Engineering Ltd. (the Company), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Somekh Chaikin

8 Hartum Street, Har Hotzvim

PO Box 212

Jerusalem 9100102, Israel

+972 2 5312000

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Somekh Chaikin

Member Firm of KPMG International

Jerusalem, Israel

December 15, 2025

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

TILTAN SOFTWARE ENGINEERING LTD.

BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	2,532	3,691
Short term bank deposit	17	-
Marketable securities	252	230
Accounts receivable, less allowance for credit losses of $58 in 2024 and 2023	164	1,484
Other current assets – related party (Note 12)	19	96
Other current asset	48	64
Total Current Assets	3,032	5,565
Deferred taxes (Note 11)	175	160
Operating lease right-of-use asset (Note 3)	161	89
Other asset – long term	-	22
Property and equipment, net	49	54
Total Assets	3,417	5,890

Liabilities and Shareholders’ Deficit
Current Liabilities
Current portion of long- term loans from bank (Note 5)	13	11
Accounts payable	31	17
Operating lease liability (Note 3)	152	45
Other current liabilities (Note 4)	2,128	737
Total current liabilities	2,324	810
Long term loans from Banks (Note 5)	9	22
Operating lease liability (Note 3)	10	44
Total Liabilities	2,343	876
Stockholders’ Equity (Note 6)
Common stock of NIS 1 par value each (“Common Stock”):
10,000 shares authorized as of December 31, 2024 and 2023; issued and outstanding 100 shares as of December 31, 2024 and 2023.	(*)	(*)
Retained earnings	1,074	5,014
Total Stockholders’ Equity	1,074	5,014
Total liabilities and stockholders’ Equity	3,417	5,890

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

STATEMENTS OF COMPREHENSIVE INCOME

(USD in thousands except share and per share data)

	Year ended December 31
	2024	2023
Revenues (Note 7)	2,964	4,395
Cost of revenues (Note 8)	(562)	(537)
Gross profit	2,402	3,858
Research and development expenses (Note 9)	(1,165)	(1,025)
General and administrative expenses (Note 10)	(404)	(432)
Operating Income	833	2,401
Financial income (expenses), net	108	(148)
	941	2,253
Taxes on income (Note 11)	(119)	(283)
Total comprehensive income	822	1,970

The accompanying notes are an integral part of the financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(USD in thousands, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Retained earnings	Total stockholders’ equity
BALANCE AT JANUARY 1, 2023	100	(*)	-	3,044	3,044
Total comprehensive income for the year			-	1,970	1,970
BALANCE AT DECEMBER 31, 2023	100	(*)	-	5,014	5,014
Declared and Paid Dividend:	-	-	-	(4,762)	(4,762)
Common shares $47,620/share
Total comprehensive income for the year	-	-	-	822	822
BALANCE AT DECEMBER 31, 2024	100	(*)	-	1,074	1,074

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended December 31
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Total comprehensive income for the year	822	1,970
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	18	28
Interest expenses	(1)	(2)
Change in the fair value of securities	(14)	40
Change in deferred taxes	(15)	(9)
Change in right of use asset	157	145
Change in lease liability	(157)	(145)
Decrease (increase) in accounts receivable	1,320	(1,224)
Decrease (increase) in other current assets	115	(7)
Increase (decrease) in accounts payable	14	(1)
Increase (decrease) in other liabilities	1,392	(183)
Net cash provided by operating activities	3,651	612

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12)	(3)
Purchase of securities	(31)	(45)
Increase in short term bank deposit	(17)	-
Proceeds from sale of securities	23	47
Net cash used in investment activities	(37)	(1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans from banking institutions	(11)	(13)
Payment of dividend	(4,762)
Net cash used in financing activities	(4,773)	(13)

INCREASE IN CASH AND CASH EQUIVALENTS
Increase (decrease) in Cash and Cash Equivalents	(1,159)	598
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,691	3,093
CASH AND CASH EQUIVALENTS AT END OF YEAR	2,532	3,691

Supplemental disclosure of cash flow information:
Non cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	230	101

Cash transactions:
Interest	1	1
Taxes	347	211

The accompanying notes are an integral part of the financial statements.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL

A.	Tiltan Software Engineering Ltd. (hereinafter: “Company”, “us”, “our” or “we”) was incorporated in 2015. The Company develops advanced simulation and geo-spatial intelligence technologies that reduce costs, accelerate development, and ensure operational reliability. The company delivers synthetic data tools that train AI systems, autonomous navigation solutions for aircraft and drones, high-resolution geo-mapping platforms for turning airborne and spaceborne imagery into actionable insights, and simulation environments that support defense, aerospace, and commercial applications.

B.	On October 7, 2023, Hamas launched a series of attacks on civilian and military targets in Southern Israel and Central Israel, to which the Israel Defense Forces have responded. In addition, both Hezbollah and the Houthi movement have attacked military and civilian targets in Israel, to which Israel has responded, including through increased air and ground operations in Lebanon. In addition, the Houthi movement has attacked international shipping lanes in the Red Sea, to which both Israel and the United States have responded. Further, on April 13, 2024 and October 1, 2024, Iran launched a series of drone and missile strikes against Israel, to which Israel has responded. Most recently, on June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran responded with ballistic missile and drone attacks. On June 23, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that the ceasefire will continue. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. How long and how severe the current conflicts in Gaza, Northern Israel, Lebanon, Iran or the broader region become is unknown at this time and any continued clash among Israel, Hamas, Hezbollah, Iran or other countries or militant groups in the region may escalate in the future into a greater regional conflict. To date, our operations have not been materially affected, We expect that the current conflict in the Gaza Strip, Lebanon, Iran and the broader region, as well as the security escalation in Israel, will not have a material impact on our business results in the short term. However, since these are events beyond our control, their continuation or cessation may affect our expectations. We continue to monitor political and military developments closely and examine the consequences for our operations and assets.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition.

In particular, revenue recognition includes estimates regarding the allocation of consideration among performance obligations and the recognition of development revenues based on the estimated resources expected to be invested in each year of the development period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

B.	Functional currency

The functional currency of the Company is US Dollars (“USD”). Management believes that the USD is the currency in the primary economic environment in which the Company operates.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non- U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

D.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

E.	Marketable Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, “Investments – Equity Securities”. Investments in marketable equity securities are recorded at fair value based on quoted market prices, with unrealized gains and losses, reported as financial income or expenses, as appropriate. These securities are a Level 1 fair value measurement.

F.	Accounts Receivables

The Company manages credit risk associated with accounts receivables at the customer level.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data.. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

G.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%
Furniture and office equipment	7-15
Computers	33
Vehicles	15
Leasehold improvements	(*)

(*)	Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.

H.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the year ended December 31, 2024.

I.	Fair Value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, long term loans from bank and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of December 31, 2024
	Level 1	Level 2	Level 3	Total
	US$ in thousands
Assets:
Marketable securities	252	-	-	252
Total assets	252	-	-	252

	Balance as of December 31, 2023
	Level 1	Level 2	Level 3	Total
	US$ in thousands
Assets:
Marketable securities	230	-	-	230
Total assets	230	-	-	230

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

J.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

K.	Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

L.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss. For lease agreements, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all of the fixed consideration in the contract.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

M.	Severance pay

All the Company’s employees have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

Severance expenses for the years ended December 31, 2024 and 2023 amounted to $87 and $75 respectively.

N.	Revenue recognition

The Company derives its revenues from two sources: (1) license fee and support revenues and (2) development services and other revenues.

The Company determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

License Fee and Support Revenues

License fee and support revenues include software license revenues from the sales of term software licenses and support revenues from the sales of support and updates beyond the basic software license sales. These revenues are comprised of fees that provide customers with the right to use the Company’s software during the term of the arrangement and related support and updates. Revenues from term software licenses are generally recognized at the point in time when the software is made available to the customer. Revenue from software support and updates is recognized as the support and updates are provided, which is generally ratably over the contract term.

Development Services and Other Revenues

Development services revenues include revenues from software development performed according to specific customer requirements. The Company’s development service contracts may be based on time and materials or fixed price. These revenues are recognized based on progress toward completion, measured using management’s estimates of the resources expected to be invested in each year of the development period. Revenues from time and materials contracts are recognized as the services are rendered, and for fixed price contracts, on a proportional performance basis. Other revenues consist primarily of training revenues recognized as such services are performed.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

Significant Judgments – Contracts with Multiple Performance Obligations

The Company enters into contracts with its customers that may include multiple performance obligations, such as software licenses, support and updates, and research and development services. A performance obligation is a promise in a contract to transfer goods or services that are determined to be distinct. Assessing whether goods and services are distinct and should be accounted for separately or combined as a single unit of account requires significant judgment.

Software licenses and support and update services are generally considered distinct, as these offerings are often sold separately. In assessing whether research and development services are distinct, the Company evaluates factors such as the availability of similar services from other vendors, the nature of the services, the timing of the service agreement relative to the license start date, and whether the service is contractually dependent on customer satisfaction with the work performed. To date, the Company has concluded that research and development services included in contracts with multiple performance obligations are distinct.

The Company allocates the transaction price to each performance obligation based on relative standalone selling price (“SSP”). SSP is the price at which the Company would sell a promised product or service separately to a customer. Determining SSP for each distinct performance obligation requires judgment. The Company establishes SSP considering its overall pricing objectives and market conditions, including discounting practices, historical and current sales prices, and contract terms. When the Company does not sell or price a product or service separately, it maximizes the use of observable inputs, such as market conditions. As the Company’s go-to-market strategies evolve, pricing practices may change, which could result in changes to SSP. In certain cases, SSP is based on observable prices of products or services sold separately under comparable circumstances to similar customers. The Company uses a single amount to estimate SSP when supported by the distribution of observable prices.

For development services, the Company applies the Residual Approach to determine the standalone selling price, as the selling price of these services is uncertain.

Costs to Obtain Revenue Contracts

The Company capitalizes incremental costs of obtaining revenue contracts when such costs are expected to be recoverable. These costs primarily include sales commissions. Capitalized costs are amortized on a systematic basis over the estimated period of benefit, which reflects the expected contract term including anticipated renewals.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

O.	Income taxes

Income taxes are accounted for under the asset and liability method. The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its 2024 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

P.	Research and development expenses

Research and development costs are expensed as incurred, and consist primarily of personnel, facilities, equipment, and supplies for research and development activities.

The Company follows the provisions of ASC 985, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, which requires that software development costs incurred in conjunction with development be charged to research and development expenses until technological feasibility is established. The technological feasibility is established upon completion of a working model. The costs incurred by the Company between technological feasibility and general release to the public have been insignificant. Accordingly, all research and development costs have been expensed as incurred.

Q.	Comprehensive income

Comprehensive income includes no items other than net loss.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

R.	New Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03 (“ASU 2022-03”), ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“ASC 820”). ASU 2022-03 amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. ASU 2022-03 applies to both holders and issuers of equity and Equity-Linked Securities measured at fair value. The amendments in ASU 2022-03 are effective for the Company in fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company adopted the ASU and it did not have a material impact on its financial statement.

S.	Accounting Standards Not Yet Adopted

Income Taxes: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expense and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). Amounts remaining in relevant expense captions that are not separately disclosed will be described qualitatively. Certain amounts that are already required to be disclosed under currently effective U.S GAAP will be included in the same disclosure as the other disaggregation requirements. The amendments also require disclosing the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2– SIGNIFICANT ACCOUNTING POLICIES (continue)

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The ASU introduces a practical expedient for all entities when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, when developing reasonable and supportable forecast as part of estimating expected credit losses, an entity may assume that current conditions as of the balance sheet date do not change for the remining life of the asset. The ASU is effective for annual reporting period beginning after December 15, 2025 and interim reporting within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods. The Company is evaluating the impact of ASU 2025-05 on its consolidated financial statements if it elects to apply the practical expedient.

NOTE 3 – LEASES

A.	In January 2024 the Company exercised its final extension option of a lease agreement for the office space in 2 Granit, Petach-Tikva, Israel for a term of two years. The quarterly lease payments under the lease agreement are approximately NIS 106 (approximately $29). The annual discount rate is 2.5%.

B.	The components of operating lease expense for the period ended December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023
Operating lease expense	157	145
Weighted-average remaining lease term	1 year	-
Weighted-average discount rate	2.5%	2.5%

C.	Future minimum lease payments under non-cancellable leases as of December 31, 2024, are as follows:

2025	154
2026	10
2027	-
Total operating lease payments	164
Less: imputed interest	(2)
Present value of lease liabilities	162

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 4 – OTHER CURRENT LIABILITIES

	December 31,
	2024	2023
Advances received from customer	1,227	-
Employees and payroll accruals	445	303
Government Institutions	391	297
Accrued expenses	65	137
	2,128	737

NOTE 5 – LONG TERM LOANS

	December 31,
	2024	2023
Long term loans from bank (1)	22	33
Long-term loans from bank - current portion	(13)	(11)
	9	22

(1)	Annual interest – Prime + 0.85%

Maturities of the loan from banks as of December 31, 2024, were as follows:

Year ended December 31,
2025	13
2026	9
Total	22

NOTE 6 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

Dividend Declared

During 2024, the Company’s Board of Directors approved the distribution of a cash dividend in the amount of NIS13.4 million (equivalent to approximately USD 4.8 million), payable to shareholders of record as of December 31, 2024

The dividend was declared and paid during 2024 and was presented as a reduction of retained earnings in the statement of changes in equity.

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – REVENUES

Disaggregation of Revenue

Development and Support Services:

	Year ended 2024	December 31 2023
Support Services	1,142	2,285
Development Services	1,822	2,110
	2,964	4,395

Major customers:

Costumer A contributed 85% and 87% of the Company’s total revenues in 2024 and 2023 respectively. Costumer B contributed 11% and 8% of the Company’s total revenues in 2024 and 2023 respectively.

No other customer contributed 10% or more of the Company’s revenues in 2024 and 2023.

Geographic information:

The revenues reported in the financial statements are based on the location of the customers, as follows:

	Year ended December 31
	2024	2023
China	2,513	3,808
Israel and rest of the world	451	587
	2,964	4,395

Contract Balances

Contract Assets

The Company records a contract asset when revenue recognized on a contract exceeds the billings. Contract assets were $22 thousands as of December 31, 2024 as compared to $65 thousands as of December 31, 2023, and are included in other current assets and other assets on the consolidated balance sheets.

Contract Liabilities

The Company records contract liabilities when the costumer has been billed in advance of the Company completing its performance obligation.

These amounts are recorded as deferred revenue in the Consolidated Balance Sheets.

	Year ended December 31
	2024	2023
Beginning of year	-	-
Deferral of revenue	1,227	-
Recognition of deferred revenue	-	-
Balance at end of year	1,227	-

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – REVENUES (continue)

Remaining Performance Obligation

Remaining performance obligation represents contracted revenue that has not yet been recognized and includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Remaining performance obligation is subject to future economic risks, including bankruptcies, regulatory changes and other market factors.

The majority of the Company’s noncurrent remaining performance obligation is expected to be recognized in the next 12 to 24 months.

	Current	Noncurrent	Total
As of December 31, 2024	1,295	-	1,295
As of December 31, 2023	2,513	1,295	3,808

NOTE 8 – COST OF REVENUES

	Year ended December 31
	2024	2023
Salaries and related expenses	439	396
Lease expenses	71	46
Other expenses	52	95
	562	537

NOTE 9 – REASERCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2024	2023
Salaries and related expenses	839	769
Lease expenses	47	57
Professional services	172	105
Other expenses	107	94
	1,165	1,025

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2024	2023
Salaries and related expenses	287	236
Lease expenses	39	42
Allowance for doubtful accounts	-	58
Other expenses	78	96
	404	432

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 11 – INCOME TAX

In April 2022, the Company obtained a tax ruling from the Israel Tax Authority confirming that it qualifies as a Preferred Technological Enterprise under Section 51 of the Encouragement of Capital Investments Law, 1959 (the “Law”). The tax rate is 12%.

The ruling is effective for the fiscal years 2021 through 2025, provided there is no material change in the Company’s business activities or operating model. Should the Company fail to meet the statutory or ruling conditions, the tax benefits withdrawn retroactively.

Management believes that as of the balance sheet date, the Company continues to comply with all the conditions set forth in the Law and the ruling, and accordingly, the financial statements reflect the Company’s entitlement to the reduced corporate tax rates associated with its status as a Preferred Technological Enterprise.

The Company have received final tax assessments for the years ended by December 31, 2022.

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	Year ended December 31
	2024	2023
Pretax income	941	2,253
Statutory tax rate in Israel	23%	23%
Income tax computed at the ordinary tax rate	216	518
Exchange rate differences	7	13
Tax benefits arising from reduced tax rates	(104)	(248)
	119	283

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended December 31,
	2024	2023
Deferred tax assets
Research and development expenses	136	129
Employees accruals	32	24
Operating lease right-of-use asset	20	11
Allowance for doubtful accounts	7	7
Gross deferred tax assets	195	171
Deferred tax liabilities
Operating lease liabilities	(20)	(11)
Valuation allowance	-	-
Total deferred tax assets, net	175	160

TILTAN SOFTWARE ENGINEERING LTD.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Transactions and balances with related parties

	Year ended December 31
	2024	2023
Financing:
Financing income (imputed interest)	-	3

B.	Balances with related parties:

	As of December 31,
	2024	2023
Other current assets	19	96